UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):

                               February 6, 2002

                         WEBQUEST INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

                                    NEVADA
                (State or other jurisdiction of incorporation)

               000-24355                          86-0894019
       (Commission File Number)       (IRS Employer Identification No.)

                  500 North Rainbow Blvd,
                 Suite 300   Las Vegas NV                 89017
        (Address of principal executive offices)       (Zip Code)

                                (801) 598-7318
              Registrant's telephone number, including area code

                                Not Applicable
        (Former name or former address, if changed since last report)

                             ___________________


ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

               No events to report

ITEM 2.   ACQUISITION OF ASSETS

               No events to report

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

               No events to report

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 6, 2002, we dismissed our former accountants, Pritchett, Siler & Hardy, P.C. ("Pritchett"). Pritchett's reports for the past two years (September 30, 1999 and September 30, 2000) did not contain an adverse opinion or disclaimer of opinion, nor were the reports modified as to uncertainty, audit scope, or accounting principles. A going concern opinion was issued on the September 30, 2000 audited financial statements that raised substantial doubt as to the company's ability to continue as a going concern.

Our Board of Directors unanimously approved these actions on February 4, 2002. The minutes reflecting the dismissal of Pritchett are attached as Exhibit 99.2 to this report.

We did not have any disagreements with Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure for the past two fiscal years audited by them and the subsequent interim period through the date of dismissal. We have furnished Pritchett with a copy of this 8-K/A and a request to furnish a letter to the Securities and Exchange Commission that complies with the requirements of Item 304(a)(3)

On February 6, 2002, we engaged Weinberg & Company, P.A., with offices in
Boca Raton, Florida, and Los Angeles, California, as our principal accountants to audit our financial statements.


ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

               No events to report

ITEM  6    RESIGNATION OF REGISTRANT'S DIRECTORS

               No event to Report

ITEM 7.    EXHIBITS

(c)  Exhibits

Exhibit No.   Description
-----------   -----------
   16.1       Letter from Pritchett, Siler & Hardy, P.C. indicating agreement with the revised disclosures of this filing.

   99.1 Minutes of Board of Directors Meeting, dated February 5, 2002, approving the dismissal of Pritchett, Siler & Hardy and the engagement of Weinberg & Company, P.A. as the new accountants.

SIGNATURES

Pursuant to the requirements of the Securities
Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WEBQUEST INTERNATIONAL, INC.
(Registrant)

By: /s/ William Anthony
        ----------------
        William Anthony
        Director, President, CEO


By: /s/ Robert Nikoley
        ----------------
        Robert Nikoley
        Director, Secretary


Date:  May 3, 2002